EXHIBIT 10.34

WIND RIVER SYSTEMS, INC.

SOURCE CODE LICENSE AND DISTRIBUTION AGREEMENT

(Source Code Only Products)

This Source Code License and Distribution Agreement (“Agreement”) is made and entered into as of 20 – JUL – 2000 (the “Effective Date”) by and between Wind River Systems, Inc., a Delaware corporation (“Wind River”), and Palm, Inc., a Delaware corporation having a principal place of business at the address set forth on Exhibit A attached hereto (“Customer”). The parties agree as follows:

1. Definitions.

(a) “Approved CPU” means the CPU architecture family on which the Software, per its documentation, is intended to operate and upon which Customer installs and uses the Software, as specified in Exhibit A. Additional Approved CPUs may be purchased by Customer upon payment of the fee set forth in Exhibit A.

(b) “Authorized Site” means the specific address of Customer’s facility consisting of a single building or multiple buildings on a contiguous campus where the Approved CPU upon which the Source Code is first installed and put into use is physically located, as specified in Exhibit A. Additional Authorized Sites may be purchased by Customer upon payment of the fee set forth in Exhibit A.

(c) “Confidential Information” shall mean (i) the Source Code, (ii) the technology, ideas, know how, documentation, processes, algorithms and trade secrets embodied in the Software; (iii) any software keys related to the Software, and (iv) any other information, whether disclosed orally or in written or magnetic media, that is identified by disclosing party (“Owner”) as “confidential,” “proprietary” or with a similar legend at the time of such disclosure to the receiving party (“Recipient”). Confidential Information shall not include any information which is, a) published or otherwise available to the public other than by breach of this Agreement; b) rightfully received by Recipient from a third party without confidential limitations; c) independently developed by Recipient as evidenced by appropriate records without use or access to Owner’s Confidential Information; d) known to Recipient, without a duty of confidentiality, prior to its first receipt of same from Owner as evidenced by appropriate records; e) hereinafter disclosed by Owner to a third party without restriction on disclosure; or f) approved for public release by written authorization of Owner.

(d) “Distributor” shall mean remarketers, original equipment manufacturers, value added resellers, system integrators and other entities in Customer’s normal distribution channel with written authorization directly from Customer (or from a higher tier Distributor) to re-market and distribute to End Users and to (sub) Distributor(s) Customer’s Target Application containing the Run-Time Module or to incorporate Customer’s Target Application into a Distributor product for further distribution.

(e) “End User” shall mean an entity who acquires a Target Application from Customer (or a Distributor) solely for its internal use and not for further resale or distribution.

(f) “Intellectual Property Rights” shall mean all copyrights, trade secrets, patents, mask works and other intellectual property rights recognized in any jurisdiction worldwide, including all applications and registrations with respect thereto, but excluding trademarks, service marks, trade names and other product; service or company identifiers.

(g) “Object Code” shall mean computer software in the form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

(h) “Permitted Modifications” shall mean (i) without limitation, any adaptations, modifications, improvements, enhancements, revisions or interface elements created from the Software Source Code, (whether such modifications are in Source Code or Object Code) in any form or medium whatsoever; and (ii) any “derivative” work of the Software, or any part or aspect thereof, as defined in the Copyright Law of the United States of America, 17 U.S.C. §101 et seq.

(i) “Project” shall mean a concerted research or development undertaking by an identified development team to design or produce a unique end user product which uses a specific target microprocessor and which has a specified scope of functionality, as specified in Exhibit A.

(j) “Run-Time Module” shall mean the Object Code derived from compiling the Software, any Permitted Modifications thereto, or any portion thereof, to be incorporated in a Target Application.

(k) “Software” shall mean the Wind River software product specified in Exhibit A hereto, whether in Source Code or Object Code form, including any related documentation and updates, if any, provided by Wind River under this Agreement.

(l) “Source Code” shall mean computer software in human readable source code form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

(m) “Target Application” shall mean an item, device or system developed by Customer pursuant to a Project, that contains a Run-Time Module, or any portion thereof, including any modified or successor version of said item, device or system.

2. License.

(a) Development License. Subject to Customer’s compliance with the terms and conditions of this Agreement and payment of any fees specified hereunder, Wind River hereby grants to Customer a restricted, personal, non-transferable (subject to Section 14(1)), non-exclusive, internal-use license: (i) to use and reproduce the Software Source Code solely at the Authorized Site, on the Approved CPU, and in connection with the Project; (ii) to reproduce the Software Source Code for archive purposes, consistent with Customer’s standard archive procedures; (iii) to create Permitted Modifications of the Software Source Code solely to the extent necessary to support the development of the Target Application; and (iv) to compile the Software Source Code, including any Permitted Modifications thereof, into a Run-Time Module.

(b) Distribution License. Subject to Customer’s compliance with the terms and conditions of this Agreement and payment of any applicable royalties hereunder, Wind River hereby grants to Customer a personal, non-transferable (subject to Section 14(1)), non-exclusive, world-wide, royalty-bearing license: (i) to reproduce or have reproduced the number of Run-Time Modules copies authorized in Exhibit A solely for physical incorporation in the Target Application; and (ii) to distribute such copies of the Run-Time Module to End Users directly or through multiple tiers of Distributors, solely as inseparably embedded content in the Target Application and in no event on a “standalone” or independent basis; and (iii) sublicense End User’s directly or through multiple tiers of Distributors, to use the Run-Time Modules subject to the End User License Agreement (as defined in Section 3.(b)); and (iv) authorized Distributors to use and copy the Run-Time Modules and to further sublicense sub-Distributors to use and copy the Run-Time Modules to the extent reasonably necessary to exercise the grants of (ii) and (iii) of this Section 2(b).

(c) Use of Subcontractors. With respect to the rights granted under Section 2(b), Customer may engage and authorize its Distributor’s to engage third party contract manufacturers (“Subcontractors”) to perform for and on Customer or its Distributor’s behalf the tasks of duplicating and embedding the Run-Time Modules into Customer’s Target Application, and/or, duplicating Target Applications containing a Run-Time Module subject to the following; (i) Customer shall have first entered into (and/or required Distributors to enter into) a legally enforceable contract with Subcontractor obligating Subcontractor to observe the same restrictions and limitations regarding the Software as Customer is required to observe and that contain reporting and audit provisions consistent with this Agreement; and (ii) that the number of Run-Time Module copies that are permitted to be made and the specific Target Applications with which they may be integrated pursuant to this Agreement are not thereby increased or altered; and (iii) Customer is responsible for accurate reporting and timely payment of royalties for all Run-Time Module copies made by such Subcontractor(s); and, (iv) any breach or misuse of the Run-Time Module by Subcontractors shall constitute a breach of this Agreement, and Wind River may bring an enforcement action against the Subcontractor, Distributor, Customer or all, except that Wind River shall not thereby be entitled to a double recovery of damages.

3. License Restrictions.

(a) Customer Restrictions.

(i) Customer shall reproduce and include any and all copyright notices and proprietary rights legends, as such notice and legend appear in the original Software, on any copy of the Software, in any Permitted Modifications and on the Run-Time Modules.

(ii) Except as otherwise set forth in Exhibit A, the Software and all Permitted Modifications in Source Code form shall be handled, used and stored solely at the Authorized Site identified in Exhibit A. Although the Software Source Code may be used either from a single machine or a server, there shall be no external network access of such Source Code (i.e., by any computers or terminals not located at the Authorized Site).

(iii) Customer shall not sell, sublicense, license, transfer or otherwise make available the Software or any Permitted Modifications in Source Code form to any third party.

(iv) Access to the Source Code and creation of the Permitted Modifications shall be made only by employees and contractors of Customer who (1) require access to the Source Code for the purposes authorized by this Agreement, and (2) have signed a confidentiality agreement in which such, individual agrees to protect third party confidential information with terms no less stringent than those set forth therein. Customer agrees that any breach by any employee or contractor of their obligations under such confidentiality agreements shall also constitute a breach by Customer hereunder. Customer shall, upon Wind River’s reasonable request, provide to Wind River the names of all persons who have had access to the Source Code,

(v) Except as permitted under Section 2(b), Customer shall not market, distribute or otherwise transfer copies of the Software or Permitted Modifications to others. Customer may not rent, lease, timeshare or loan the Software of the Permitted Modifications.

(vi) Customer shall use the same efforts to protect the Software and Permitted Modifications in Source Code form from unauthorized access, reproduction, disclosure or use as Customer uses to safeguard its own confidential information of a similar nature, but in no event less than reasonable care. In the event Customer becomes aware of any unauthorized use or disclosure of Software or any Permitted Modifications in Source Code form, Customer shall notify Wind River promptly in writing and shall give full cooperation, at Customer’s expense, to minimize the effects of such unauthorized use or disclosure.

(vii) UPON TRANSFER OF ANY COPY OF THE SOFTWARE OR PERMITTED MODIFICATIONS IN SOURCE CODE FORM TO ANOTHER PARTY, THIS LICENSE IS AUTOMATICALLY TERMINATED.

(viii) The Software licensed under this Agreement may contain or be derived from materials of third party licensors. Such third party materials may be subject to restrictions in addition to those listed in this Section 3, which restrictions, if any, are set forth in an Exhibit attached hereto.

(b) End User Restrictions. Customer shall take all steps necessary to protect Wind River’s and its licensors’ proprietary rights in the Run-Time Module and ensure that each Run-Time Module distributed by or for Customer will be accompanied by a license agreement (“End User License Agreement”) consistent with this obligation. Such End User License Agreement may be in the same license form and format Customer uses with respect to its own proprietary software technology, provided that, whatever the license form, it contains the material substance of the following: (i) in the case of Customer’s agreements with End Users: (1) prohibits the End User from: (a) copying the Run-Time Module, except for archive purposes consistent with the End User’s archive procedures; or, (b) modifying, decompiling, disassembling, reverse engineering or otherwise attempting to derive the Source Code of the Run-Time Module, except as permitted without the possibility of contractual waiver by applicable law; or, (c) exporting the Run-Time Module or underlying technology in contravention of applicable U.S. and foreign export laws and regulations; and (2) stipulates that the Run-Time Module is licensed, not sold and no rights of title or ownership of the Run-Time Module transfers to End User; and, (3) does not convey any express or implied conditions, warranties or representations on behalf of Wind River or its licensors or accept on behalf of Wind River or its licensors liability for any special, indirect, punitive, incidental and consequential damages; and, (ii) in the case of Customer’s agreements with Distributors requires Distributors to include the material substance of items 3.(b)(i) in their End User License Agreements.

4. Confidential Information. Recipient shall not use or disclose any of Owner’s Confidential Information, except as expressly authorized by this Agreement, and shall protect all such Confidential Information using the same degree of care which Recipient uses with respect to its own proprietary information, but in no event with safeguards less than a reasonably prudent business would exercise under similar circumstances with respect to like materials. Recipient’s obligations regarding the protection of Confidential Information shall survive any expiration or termination of the Agreement. Recipient shall take prompt and appropriate action to prevent unauthorized use or disclosure of Owner’s Confidential Information. Nothing in this Agreement shall prevent Recipient from disclosing Confidential Information to the extent Recipient is legally compelled to do so by any governmental, investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, Recipient shall (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify Owner in writing of the agency’s order or request to disclose; and (iii) cooperate fully with Owner in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

5. Ownership.

(a) Software: Wind River and its licensors shall retain exclusive ownership of all worldwide Intellectual Property Rights in and to the Software and any copies thereof. All rights in and to the Software not expressly granted to Customer in this Agreement are expressly reserved for Wind River and its licensors.

(b) Customer’s Permitted Modifications: Subject to (i) Wind River’s underlying exclusive ownership of the Software and the Intellectual Property Rights relating thereto and (ii) the grant back of Section 5(c), Customer shall retain ownership of any Permitted Modifications created by or for Customer and any copies thereof and the Intellectual Property Rights relating thereto. For the avoidance of doubt, the Project and Target Application use restrictions and limitations and reporting and royalty payment obligations set forth in this Agreement, shall continue to apply to Customer’s use of the Permitted Modifications.

(c) Grant Back: With respect to any Permitted Modifications made by or, for Customer, Customer automatically grants back to Wind River, effective upon the creation of same, a worldwide, non-exclusive, perpetual, irrevocable, royalty-free right and license to make, import, use, sell, offer to sell, perform, reproduce, modify, display, distribute and create derivative works of any such Permitted Modifications, in Source Code or Object Code form, and to sublicense such rights to other parties and through multiple tiers of distribution.

6. Delivery; Fees; Records and Audits.

(a) Delivery and License Fees. Wind River will package and label Software in accordance with Wind River’s standard commercial practice. Promptly following the Effective Date and Wind River’s receipt of Customer’s confirming and conforming purchase order, Wind River shall ship the Software to Customer. Wind River will ship by the carrier, method and terms Customer specifies in its order. If there are no shipping instructions, Wind River will ship by the carrier, method and terms it deems appropriate., Such Software shall be deemed irrevocably accepted upon shipment. Wind River will invoice and Customer shall pay the applicable Software license fees set forth in Wind River’s current price list unless otherwise set forth in Exhibit A, in addition to any applicable royalty fees for distribution of Run-Time Modules. Payment of all amounts shall be due forty-five (45) days after receipt of invoice, subject to credit approval, or, for royalty payments (unless such royalty payments are required to be prepaid pursuant to Exhibit A), within thirty (30) days of the end of each calendar quarter. Any failure of Customer to make timely payment of a correct invoice may, at Wind River’s discretion be deemed a material breach of this Agreement. Customer shall promptly notify Wind River in writing and upon, receipt of same, of any Wind River invoice Customer believes is incorrect, stating in detail the nature of the discrepancy.

(b) Records, Distribution Reports. Except as otherwise set forth in Exhibit A, Customer shall maintain complete, current and accurate records documenting all Run-Time Module copies made and distributed by or for Customer in Target Applications, the location of the Software (in all forms) in Customer’s possession, and the names of all persons who have had access to the Source Code. Within thirty (30) days of the end of each calendar quarter Customer shall submit to Wind River a written report which shall set forth the number of Target Applications distributed by or for Customer and such other information as Wind River may reasonably request (herein, the “Target Report”). If no Target Applications were distributed within a given quarter, Customer shall provide to Wind River, a statement so certifying. Except where Customer is reporting Target Applications for which Customer has pre-paid Wind River its applicable royalty fees, Customer shall enclose with the Target Report, Wind River’s stipulated per copy royalty for the activity reported. Customer’s failure to submit an accurate Target Report and any applicable payments may, at Wind River’s discretion be deemed a material breach of this Agreement.

(c) Audits. To ensure compliance with the terms of this Agreement, Wind River shall have the right to have an independent accounting firm, reasonably acceptable to the parties, conduct an inspection and’ audit of all the relevant records of Customer and Customer’s computer systems (including the right to determine what Software has been accessed pursuant to Section 9) that pertain to Customer’s use of the Software under this Agreement, and to obtain true and correct photocopies thereof. Any audit will be on a confidential basis and auditors will execute an appropriate non-disclosure agreement reasonably acceptable to Wind River and Customer. Wind River will keep audit findings in confidence and use solely for verifying Customer’s compliance with this Agreement. Customer will be notified of an intended audit to arrange for a mutually-agreeable time and date no later than thirty (30) days following Customer’s receipt of Wind River’s notice of intent to conduct an audit which shall be conducted during regular business hours at Customer’s offices and in such a manner as not to interfere unreasonably with Customer’s normal business activities. In no event shall such audits be conducted hereunder more frequently than once per year unless the prior audit revealed a material discrepancy. If such audit should disclose any underpayment of monies owned, Customer shall promptly pay Wind River such underpaid amount, together with interest thereon at a rate of one and one-half percent (1.5%) per month or partial month during which each amount was owed and unpaid, or the highest rate allowed by law, from the date such amount is due until finally paid. If the audit reveals underpayment exceeding five percent (5%) of amounts otherwise paid or other material discrepancy, then Customer shall immediately reimburse Wind River for Wind River’s reasonable expenses associated with such audit.

7. Taxes. All payments and amounts due hereunder shall be paid without deduction, set-off, or counter claim and free and clear of any restrictions or conditions and without deduction for any taxes, levies, imposts, duties, fees, deductions, withholdings or other governmental charges, excluding taxes on Wind River’s overall net income. If any deduction is required to be made by law, Customer shall pay in the manner and at the same time such additional amounts as will result in receipt by Wind River of such amount as would have been received by Wind River had no such amount been required to be deducted. If Customer is claiming sales or use tax exemption, a certified Tax Exempt Certificate must be attached to this Agreement or applicable purchase order submitted by Customer.

8. Term and Termination. This Agreement shall continence upon the Effective Date and continue until terminated as set forth in this Agreement. This Agreement will immediately terminate upon Customer’s material breach of this Agreement, unless such breach is curable and is cured by Customer within thirty (30) days after notice of such breach is provided by Wind River, or such alternate period as the parties mutually agree. Except as set forth below, upon termination, Customer agrees: (i) not to use the Software for any purpose whatsoever; (ii) to destroy the Software and any copy then in Customer’s possession; and (iii) to certify to Wind River that such destruction has taken place. Upon termination Wind River may repossess all copies of the Software then in Customer’s possession or control. Termination of this Agreement shall not affect any End User sublicenses previously granted by Customer pursuant to Section 2(b). These remedies shall be cumulative and in addition to any other remedies available to Wind River. The following Sections shall survive any termination of this Agreement: Sections 1, 4, 5, 7, 8, 10(b), 12, 13 and 14. Notwithstanding the foregoing or any other provision, except in the case of a termination for cause by Wind River by reason of Customer’s uncured breach of a material obligation, Customer and its Distributors shall have the right to continue to distribute and sublicense, according to the terms of this Agreement, the Run-Time Modules solely as incorporated in the Target Application for a period of ninety (90) days after termination of this Agreement pursuant to agreements entered into prior to the effective date of termination and subject to payment to Wind River of all monies owed pursuant to this Agreement for such activity; in addition, Customer and its Distributors shall have the right to retain and use a reasonable number of copies of Run-Time Modules copies solely to provide support to existing End Users and/or other Distributors with respect to Target Applications containing Run-Time Module copies properly licensed to such entities prior to the Agreement termination or the aforementioned ninety (90) day period set fore in this Section 8.

9. Keys and Access. Wind River agrees to provide to Customer those software access keys (the “Keys”) which are reasonably necessary to permit Customer to gain access to the Software contained on media shipped to Customer and which Software has been properly licensed to Customer pursuant to a license agreement. All such Keys shall be considered the Confidential Information of Wind River. Notwithstanding anything to the contrary in this Agreement, Customer hereby acknowledges that Customer shall have no right or license to any software shipped to Customer on media as provided above which software is not properly licensed pursuant to a license agreement, that any such software is included therein solely as a matter of administrative convenience, and Customer further agrees not to attempt to gain access to, or permit any third party to attempt to gain access to, such software.

10. Warranty.

(a) Limited Warranty. Wind River warrants, for Customer’s sole benefit, that for a period of ninety (90) days from the date on which Customer first receives the Software from Wind River under this Agreement (the “Warranty Period”) (i) the media on which the Software is delivered will be free from defects in materials or workmanship and (ii) that the Source Code, if unmodified and operated as directed, will substantially conform to its documentation.

(b) Warranty Disclaimer.

(i) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10(a), WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. Customer assumes full responsibility for: (1) the selection of the Software; (2) verifying the results obtained from the use of the Software; and (3) taking appropriate measures to prevent loss of data. Wind River does not warrant that the operation of the Software will meet Customer requirements or that Customer will be able to achieve any particular results from use or modification of the Software or that the Software will operate free from error.

(ii) THE CUSTOMER AUTHORED PERMITTED MODIFICATIONS LICENSED BACK TO WIND RIVER PURSUANT TO SECTION 5(c) ARE PROVIDED BY CUSTOMER “AS IS” AND “WITH ALL. FAULTS.” CUSTOMER DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO SUCH PERMITTED MODIFICATIONS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY CUSTOMER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

(c) Remedy. As Customer’s sole remedy and Wind River’s exclusive liability for any defective media or failure of unmodified Source Code to conform to its documentation Customer reports to Wind River in writing during the Warranty Period, Wind River will, at its expense and option, either: (i) replace defective media; or, (ii) use commercially reasonable efforts to correct non-conforming Software or replace it with a functionally equivalent program; or, (iii) if Wind River determines the foregoing remedies are impractical, accept return of the Software, terminate this Agreement and refund the license fee Customer paid Wind River under this Agreement for the Software so returned. At the end of the Warranty Period all such liability shall terminate.

11. Support. The Software license fees do not include support, installation or training. Installation and training services, to the extent offered by Wind River, may be separately purchased at Wind River’s then-current rates. Notwithstanding the foregoing, in no event will Wind River support the Software running on an operating system not provided by Wind River. Customer may request additional information on Wind River’s support offerings from a Wind River sales representative.

12. Indemnifications.

(a) Wind River’s Indemnity. Wind River will defend or settle any suit brought against Customer and its affiliated companies insofar as such suit is based on a claim that the Software as provided to Customer infringes a third party(ies) United States, Canada, Japan or European Union member state patent or copyright, or misappropriates any third party trade secret in those jurisdictions (an “Infringement Claim”). Wind River will pay all damages, costs, and expenses (including reasonable attorneys’ fees) made part of any settlement to which Wind River consents or which are awarded against Customer in final adjudication of such Infringement Claim provided that Wind River is notified promptly of such Infringement Claim and at its expense is given full and complete authority (including settlement authority), information and assistance by Customer for such defense. In the event that the Software is held in any such suit to infringe such a right and its use is enjoined, or if in the opinion of Wind River the Software is likely to become the subject of such an Infringement Claim, Wind River at its own election and expense will either (i) procure for Customer the right to continue using the Software or (ii) modify or replace the Software so that it becomes non-infringing while giving substantially equivalent performance. In the event that (i) or (ii) above are not, in Wind River’s sole determination, obtainable using reasonable commercial efforts, then Wind River may terminate this Agreement and refund amount Customer paid Wind River under this Agreement for the Software which is the subject of such claim, less a reasonable charge for Customer’s’ past beneficial use. The indemnification obligation shall not apply to Infringement Claims to the extent that such claims are based on or result from: (1) modifications made to the Software by a party other than Wind River; (2) the combination of the Software with items not supplied by Wind River; and (3) Customer’s failure to use the most recent version of the Software provided by Wind River to Customer; provided, that the infringement described in (1) through (3) would have been avoided but for such modification, combination or use. THIS SECTION STATES CUSTOMER’S EXCLUSIVE REMEDY AND WIND RIVER’S ENTIRE LIABILITY FOR ANY INFRINGEMENT CLAIM.

(b) Customer’s Indemnity. Customer agrees, at its expense, to settle or defend Wind River and its affiliated companies from and against any claims or actions by third, parties resulting from or in connection with the use, manufacture, or distribution of Target Applications by Customer and Customer’s direct and indirect Distributors and/or End Users in any country, worldwide. Customer will pay all damages, costs, and expenses (including reasonable attorneys’ fees) of any settlement or final award, provided that Wind River gives Customer prompt written notice of any such claim or action for which indemnity is sought, tenders to Customer the defense or settlement of any such claim at Customer’s expense, and cooperates with Customer, at Customer’s expense, in defending or settling such claim. Customer’s indemnification obligation under this Section 12(b) shall not apply to claims based solely on (i) the use of the Software in the form provided by Wind River or (ii) Wind River’s use of Customer’s Permitted Modifications licensed back to Wind River pursuant to Section 5(c) or Wind River’s customers’ use of Customer’s Permitted Modifications obtained by such customers from Wind River.

13. Limitation of Liability. NEITHER WIND RIVER AND ITS LICENSORS NOR CUSTOMER SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION Or BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LACE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL WIND RIVER’S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO WIND RIVER BY CUSTOMER PURSUANT TO THIS AGREEMENT. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO CUSTOMER’S BREACH OF THE GRANTS, OBLIGATIONS AND RESTRICTIONS IN SECTIONS 2 AND 3 OR EITHER PARTY’S LIABILITY UNDER SECTION 12.

THE LIMITED WARRANTY, LIMITED REMEDIES, WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN WIND RIVER AND CUSTOMER, NEITHER PARTY WOULD BE ABLE TO ENTER INTO THIS AGREEMENT WITHOUT SUCH LIMITATIONS.

14. General.

(a) Governing Law and Forum. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California without regard to conflicts of law principles. All disputes arising under this Agreement shall be brought in Superior Court of the State of California in Alameda County or the Federal District Court of San Francisco, California, as permitted by law. The Superior Court of Alameda County and the Federal District Court of San Francisco shall each have non-exclusive jurisdiction over disputes under this Agreement. Each party consents to the personal jurisdiction of the above courts. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

(b) Attorneys’ Fees. In the event any proceeding or lawsuit is brought by Wind River or Customer in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys’ fees, including costs and fees on appeal.

(c) Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by Customer may cause Wind River irreparable damage for which recovery of money damages would be inadequate, and that Wind River shall therefore be entitled to seek timely injunctive relief to protect Wind River’s rights under this Agreement in addition to any and all remedies available at law.

(d) Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties at the addresses described on the Signature Page or such other address as either party may designate for itself in writing. If the notice is to Wind River, a copy shall also be sent to the attention of its General Counsel at the Wind River address, as set forth on Exhibit A. If the notice is to Customer, a copy shall also be sent to the attention of its General Counsel at the Customer address, as set forth on Exhibit A.

(e) No Agency. Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent or other form of joint enterprise between the parties.

(f) Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires,, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

(g) Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

(h) Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

(i) Use’ of Customer’s Name. Wind River agrees that it may not use Customer’s name nor disclose that Customer is a licensee of Wind River products or services in any manner, including but not limited to, Wind. River advertising, press, promotion and similar public disclosures with respect to the Software and professional services, without prior written consent from Customer, which consent shall not be unreasonably withheld.

(j) Headings. The Section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such Section or in any way affect this Agreement.

(k) Government End Users. The Software and any related Documentation are each a “commercial item,” as that term is defined at 48 C.F.R. §2.101 (Oct 1995), consisting of

“commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. §12.212 (Sep 1995) and are provided to U.S. Government end users with only those rights set forth herein.

(l) Assignment. Customer may not may not delegate, assign or transfer this Agreement, the license(s) granted or any of Customer’s rights or duties hereunder, including by way of merger (regardless of whether Customer is the surviving entity) or acquisition, and any attempt to do so, without Wind River’s express prior written consent, shall be void. Wind River may assign this Agreement, and its rights and obligations hereunder, in its sole discretion.

(m) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and’ the same instrument.

(n) Export Control. All Software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Customer agrees to strictly comply with all such laws and regulations.

(o) Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

(p) Entire Agreement; Modification. This Agreement constitutes the entire agreement between Customer and Wind River and supersedes in their entirety any and all oral or written agreements previously existing between Customer and Wind River with respect to the subject matter hereof. The terms and conditions of any purchase order or other instrument issued by either party in connection with this Agreement which add to or differ from the terms and conditions of this Agreement shall be of no force or effect. This Agreement may only be amended or supplemented by a writing that refers explicitly to this Agreement and that is signed by duly authorized representatives of Customer and Wind River.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives and entered into as of the Effective Date first set forth above upon final execution by the, last signatory below.

For:	CUSTOMER	For:	WIND RIVER
	Palm, Inc.		Winder River Systems, Inc.

By:	/s/ Mark Bercow	By:	/s/ Bernadette D. Sramek

Name: Mark Bercow		Name: Bernadette D. Sramek

Title: VP, Strategic Alliances & Platform Development		Title: Director of Sales App.

Date: July 27, 2003		Date: July 31, 2000

EXHIBIT A

WIND RIVER SYSTEMS, INC.

SOURCE CODE LICENSE AND DISTRIBUTION AGREEMENT

Date of License Agreement: 20 – JUL – 2000

A.1	SOFTWARE:

Part #	Software Description

EP-0003P	Attache Plus TCP/IP/UDP Stack – Project License

(a)	Approved CPU and delivery Media: WinNT / CDRom

(b)	Target Microprocessor Architecture: 68K, ARM

A.2	LICENSE FEES & ROYALTIES:

(a)	Site License Fee

Software	Site License Fee

Attache Plus (v3.1) – Project License (68K target architecture)	[**]

Attache Plus (v3,1) – Project License (ARM target architecture)	[**]

(b)	Run-Time Module Royalties

(i)	[**]

(ii)	[**]

1.	[**]

2.	[**]

(c)	Reporting: Notwithstanding the provisions of Section 6(b) of the Agreement, with respect to use of the Run-Time modules which are the subject of this Exhibit A the following applies. During any period for which Customer has pre-paid for unlimited use, Customer’s only quarterly reporting obligation shall be to identify those

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Distributors who (i) have been provided the Run-Time Modules for merging by the Distributor with the Target Application or (ii) who have been licensed the Target Application for incorporation into a Distributor product. With respect to such Distributors, Customer has to identify such entities in quarterly reports only after such Distributor’s have begun distributing the Run-Time Modules or Target Applications incorporating same.

A.3	PROJECT. The right to use the Software listed in Section A.1 for the license and royalty fees specified in Section A2.1 is restricted use in the Target Applications for Project described below:

Palm Platform – w/Palm OS version 3.x and 4.x on 68K or ARM target architectures.

A.4	AUTHORIZED SITE (address and building identification): The Source Code shall be securely stored and only used at the below listed Customer facility.

Palm Inc.

[**]

(a)	Additional Sites: During the initial subscription period described in A.2(b)(i)(l) above, Customer may add additional Sites located in the continental U.S., for a Site License Fee of fifty percent (50%) of the Site License Fee set forth in Section A.2(a), per architecture, per Site added. Adding Sites thereafter or at locations outside the continental U.S. shall be subject to payment of Wind River’s then current Site license fees.

(b)	Remote Access: With respect to the Software which is the subject of this Exhibit A, the following terms apply.

(i)	Authorized Developer: As used in this Section A.4(b), the term “Authorized Developer” means a bona fide Customer employee: (1) whose ordinary duties on Customer’s behalf in exercise of the license grants of Section 2(a), routinely require that such individual use the Source Code; and, (2) who is based at the Authorized Site (i.e., the Authorized Site is the location which such individual commutes to /physically works at on a typical business day).

(ii)	Remote Access: Notwithstanding the provisions of Section 3(a)(ii) of the Agreement, Customer may permit Authorized Developers to use the Source Code at the Authorized Site by accessing the Source Code by remote log-in from a terminal or cpu at Authorized Developer’s residence via a secure network subject to the following restrictions. The Source Code shall remain at

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

all times on server or cpu at the Authorized Site. Customer shall not let the Source Code be checked-out or down-loaded onto the hard drive or storage unit of the remote cpu or terminal from which the Authorized Developer is remotely accessing the Source Code. Before allowing any remote log-ins Customer shall have established means or systems adequate to: (1) accurately record all actual or attempted log-ins to the Authorized Site from a terminal or cpu not physically located at the Authorized Site and the pertinent details of all such remote log-in sessions; and, (2) prevent remote log-ins by persons other than the Authorized Developers.

(iii)	The records required pursuant to this Section A.4 (b) shall subject to audit pursuant to Section 6(c) of the Agreement and made available to Wind River upon request. Customer’s faithful observance of the conditions of this Section A.4 (b) is a material obligation of Customer for purposes of Section 8 of the Agreement.

A.5	CUSTOMER CONTACT INFORMATION:

(a)	Technical: (For technical matters related to Customer’s use in Target Application)

Name: [**]	Telephone: [**]

Address: [**]

(b)	Business/Administrative: (For matters related to reporting usage, payments, administrative matters

Name:	Telephone:

Address: [**]

A.6	ADDRESSES FOR NOTICES:

To Wind River:	To Customer:
Wind River Systems, Inc.	Palm, Inc.
[**]	[**]

All	other provisions of the Agreement are unchanged.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be signed by their duly authorized representatives and entered into as of the Effective Date first set forth above upon final execution by the last signatory below.

For:	CUSTOMER	For:	WIND RIVER

	Wind River Systems, Inc.		Palm, Inc.

By:	/s/ BERNADETTE D. SRAMEK	By:	/s/ MARK BERCOW

Name:	Bernadette D. Sramek	Name:	Mark Bercow

Title:	Director of Sales App	Title:	VP, Strategie Alliances & Platform Development

Date:	July 31, 2000	Date:	July 27, 2000

Amendment No. 1 to Source Code License and Distribution Agreement

between

Wind River Systems, Inc. and Palm, Inc.

This Amendment No. 1 modifies the Source Code License and Distribution Agreement between Wind River Systems, Inc. (“Wind River”) and Palm, Inc. (“Customer”) dated July 20, 2000 (the “Agreement”).

Wind River and Customer hereby agree to modify the terms of the Agreement as follows:

1.    The parties agree to replace the original Exhibit A with the revised Exhibit A, attached to this Amendment. Wind River acknowledges that Customer has made payment under the original Exhibit A for the 68K and ARM target architecture site license fees, and the initial two year subscription fee. Therefore, upon signing of this Amendment and Exhibit A attached hereto, payment for the x86 site license fee shall be due. All other payments shall be made in accordance with the terms of Exhibit A and the Agreement.

2.    The parties further agree to add the following to Section 14(l) of the Agreement:

“Notwithstanding the foregoing, in the event that Customer transfers all of its rights and obligations to the Target Applications identified in the Project description in Exhibit A through a reorganization of its corporate structure, then Customer shall be permitted to assign its rights and obligations under this Agreement to the new legal entity that Customer has transferred such rights and obligations to the Target Applications, upon providing notice to Wind River.

Except as expressly modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

ACCEPTED AND AGREED TO:

For Wind River Systems, Inc.:		For Palm, Inc.:

By:	/s/ BERNADETTE D. SRAMEK	By:	/s/ RUTH HENNIGAR

Name:	Bernadette D. Sramek	Name:	Ruth Hennigar

Title:	Director of Sales Operations	Title:	Vice President, Engineering

Date:	10/19/2001	Date:	10/19/2001

EXHIBIT A

WIND RIVER SYSTEMS, INC.

SOURCE CODE LICENSE AND DISTRIBUTION AGREEMENT

Original Date of License Agreement: 20 – JULY – 2000

A.1	SOFTWARE:

Part #	Software Description

EP-0003P	Attache Plus TCP/IP/UDP Stack – Project License

(a)	Approved CPU and delivery Media: WinNT / CDRom

(b)	Target Microprocessor Architecture: 68K, ARM, X86

A.2	LICENSE FEES & ROYALTIES:

(a)	Site License Fee – Development License

Software	Site License Fee

Attache Plus (v3.1) – Project License (68K target architecture)	$[**]

Attache Plus (v3.1) – Project License (ARM target architecture)	$[**]

Attache Plus (v3.1) – Project License (x86 target architecture)	$[**]

(b)	Run-Time Module Royalties – Distribution License

(i)	[**]

1.	[**]

2.	[**]

(ii)	[**]

1.	[**]

2.	[**]

3.	[**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c)	Reporting: Notwithstanding the provisions of Section 6(b) of the Agreement, with respect to use of the Run-Time modules which are the subject of this Exhibit A the following applies. During any period for which Customer has pre-paid for unlimited use, Customer’s only quarterly reporting obligation shall be to identify End Users and Distributors to whom the Run-Time modules have been provided. In the case of Distributors, Customer has to identify such entities in quarterly reports only after such Distributors have begun distributing the Run-Time Modules or Target Applications incorporating same.

A.3	PROJECT: The right to use the Software listed in Section A.1 for the license and royalty fees specified in Section A.2.1 is restricted for use in the Target Applications for Projects described below:

(a)	Initial Project

Palm Platform—w/Palm OS version 3.x and 4.x and successors on 68K or ARM target architectures

(b)	Follow-on Project

Palm Platform—w/Palm OS version 3.x and 4.x and successors on x86 target architecture

A.4	AUTHORIZED SITE (address and building identification): The Source Code shall be securely stored and only used at the below listed Customer facility.

Palm, Inc. [**]

(a)	Additional Sites: During the initial subscription period described in A.2(b)(i)(l) above, Customer may add additional Sites located in the continental U.S., for a Site License Fee of fifty percent (50%) of the Site License Fee set forth in Section A.2(a), per architecture, per Site added. Adding Sites thereafter or at locations outside the continental U.S. shall be subject to payment of Wind River’s then current Site license fees.

(b)	Remote Access: With respect to the Software which is the subject of this Exhibit A, the following terms apply.

(i)	Authorized Developer: As used in this Section A.4(b), the term “Authorized Developer” means a bona fide Customer employee: (1) whose ordinary duties on Customer’s behalf in exercise of the license grants of Section 2(a), routinely require that such individual use the Source Code; and, (2) who is based at the Authorized Site (i.e., the Authorized

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Site is the location which such individual commutes to/physically works at on a typical business day).

(ii)	Remote Access: Notwithstanding the provisions of Section 3(a)(ii) of the Agreement, Customer may permit Authorized Developers to use the Source Code at the Authorized Site by accessing the Source Code by remote log-in from a terminal or cpu at Authorized Developer’s residence via a secure network subject to the following restrictions. The Source Code shall remain at all times on server or cpu at the Authorized Site. Customer shall not let the Source Code be checked-out or down-loaded onto the hard drive or storage unit of the remote cpu or terminal from which the Authorized Developer is remotely accessing the Source Code. Before allowing any remote log-ins Customer shall have established means or systems adequate to: (1) accurately record all actual or attempted log-ins to the Authorized Site from a terminal or cpu not physically located at the Authorized Site and the pertinent details of all such remote log-in sessions; and, (2) prevent remote log-ins by persons other than the Authorized Developers.

(iii)	The records required pursuant to this Section A.4(b) shall subject to audit pursuant to Section 6(c) of the Agreement and made available to Wind River upon request. Customer’s faithful observance of the conditions of this Section A.4 (b) is a material obligation of Customer for purposes of Section 8 of the Agreement.

A.5	CUSTOMER CONTACT INFORMATION:

(a)	Technical: (For technical matters related to Customer’s use in Target Application)

Name: [**]	Telephone: [**]

Address: [**]

(b)	Business/Administrative: (For matters related to reporting usage, payments, administrative matters)

Name: [**]	Telephone: [**]

Address: [**]

A.6	ADDRESSES FOR NOTICES:

To Wind River:	To Customer:
Wind River Systems, Inc.	Palm, Inc.
[**]	[**]
Attn: [**]	Attn: [**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

All other provisions of the Agreement are unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be signed by their duly authorized representatives and entered into as of the Effective Date first set forth above upon final execution by the last signatory below.

For:	WIND RIVER	For:	CUSTOMER

	Wind River Systems, Inc.		Palm, Inc.

By:	/s/ BERNADETTE D. SRAMEK	By:	/s/ RUTH HENNEGAR

Name:	Bernadette D. Sramek	Name:	Ruth Hennegar

Title:	Director of Sales Operations	Title:	Vice President, Engineering

Date:	10/20/2001	Date:	10/19/2001

Amendment No. 2 to Source Code License and Distribution Agreement

between

Wind River Systems, Inc. and Palm, Inc.

This Amendment No. 2 modifies the Source Code License and Distribution Agreement between Wind River Systems, Inc. (“Wind River”) and Palm, Inc. (“Customer”) dated July 20, 2000 (the “Agreement”).

Wind River and Customer hereby agree to modify the terms of the Agreement as follows:

Wind River agrees that Customer may provide the following header files, as listed below, of the Attache source code provided by Wind River to Customer under this Agreement to Customer’s development partners; provided that the following conditions are met: (i) Customer shall have first entered into a legally enforceable contract with such development partner obligating the partner to observe restrictions and limitations regarding such header files consistent with those Customer is required to observe under this Agreement; and, (ii) any breach or misuse of such header files by a development partner shall constitute a breach of this Agreement, and Wind River may bring an enforcement action against the development partner, Customer or both, except that Wind River shall not thereby be entitled to a double recovery of damages.

Header File Names:

        •    [**]

Except as expressly modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

ACCEPTED AND AGREED TO:

For Wind River Systems, Inc.		For Palm, Inc.

By:	/s/ BERNADETTE D. SRAMEK	By:	/s/ CHRISTY WYATT

Name:	Bernadette D. Sramek	Name:	Christy Wyatt

Title:	Director of Sales	Title:	Sr. Dir. WW Sales & Lic.

Date:	2/7/2002	Date:	4/18/02

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO

SOURCE CODE LICENSE AND DISTRIBUTION AGREEMENT

BETWEEN PALM, INC. AND WIND RIVER SYSTEMS, INC.

In accordance with the terms of the Source Code License and Distribution Agreement (“Agreement”) between Palm, Inc. (“Palm”) and Wind River Systems, Inc. (“Wind River”), made effective as of July 20, 2000 and as amended on November 19, 2001 and April 18, 2002, the parties agree that the terms and conditions of the Agreement are modified or superceded as specifically described in this Amendment No. 3. The parties agree that this Amendment No. 3 does not affect the terms and conditions of the Agreement not included in this Amendment No. 3. Capitalized terms not otherwise defined in this Amendment No. 3 have the meanings assigned to them in the Agreement. In the event of a conflict between this Amendment No. 3 and the Agreement, the terms and conditions of this Amendment No. 3 prevail. This Amendment No. 3 shall be effective as of July 29, 2003 (“Amendment Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants and terms set forth in this Amendment No. 3, the parties hereby amend the Agreement as follows:

1.	The following shall be added to Section 1 of the Agreement (Definitions):

“(n)  ‘Attache Plus Target Application’ shall mean a Target Application including the Attache Plus Run-Time Module but not Palm OS®.”

“(o)  ‘Combination Target Application’ shall mean a Target Application in which the Run-Time Module is embedded in (i.e. compiled with) the Palm OS.”

“(p)  ‘Palm Powered Device’ shall mean a hand-held device running Palm OS.”

“(q)  ‘Palm OS Peripheral’ shall mean software or a device that enables a Palm Powered Device to communicate with a network (e.g. (i) 802.11 Compact Flash card that enables communication to the Internet; or (ii) a software install package that enables local area network communications from an existing Palm Powered Device.”

“(r)  ‘PalmSource Partner’ shall mean an entity to which Customer provides the Attache Plus Target Application for use as embedded in a Palm OS Peripheral developed by or on behalf of such entity.”

“(s)  ‘PalmSource Partner Project’ shall mean a concerted research or development undertaking by an identified development team to design or produce a Palm OS Peripheral for use with a unique Palm Powered Device.”

2.	Section 3.(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“(b)  End User Restrictions

“(i)  Customer shall take all steps necessary to protect Wind River’s and its licensors’ proprietary rights in the Run-Time Module and ensure that each Run-Time Module distributed by or for Customer will be accompanied by a license agreement (“End User License Agreement”) consistent with this obligation.

Such End User License Agreement may be in the same license form and format Customer uses with respect to its own proprietary software technology, provided that, whatever the license form, it contains the material substance of the following: (i) in the case of Customer’s agreement with End Users: (1) prohibits the End User from: (A) copying the Run-Time Module, except for archive purposes consistent with the End User’s archive procedures; or (B) modifying, decompiling, dissembling, reverse engineering or otherwise attempting to derive the Source Code of the Run-Time Module, except as permitted without the possibility of contractual waiver by applicable law; or (C) exporting the Run-Time Module or underlying technology in contravention of applicable U.S. and foreign export laws and regulations; and (2) stipulates that the Run-Time Module is licensed, not sold, and no rights of title or ownership of the Run-Time Module transfers to End User; and (3) does not convey any express or implied conditions, warranties or representations on behalf of Wind River or its licensors or accept, on behalf of Wind River or its licensors liability for any special, indirect, punitive, incidental and consequential damages; and, (ii) in the case of Customer’s agreements with Distributors, requires Distributors to include the material substance of items 3.(b)(i) in their End User License Agreements.

“(ii)  With respect to the Attache Plus Target Application, the End User License Agreement shall prohibit the End User from using the Palm OS Peripheral other than in connection with a Palm Powered Device (in addition to the requirements set forth in Section 3.(b)(i), supra). In the case of Distributors receiving the Attache Plus Target Application, Customer’s agreements with such Distributors shall (i) prohibit Distributors from distributing the Attache Plus Target Application other than as embedded in a Palm OS Peripheral; and (ii) require Distributors to include in their End User License Agreements the requirement that End Users use the Palm OS Peripheral only with a Palm Powered Device (in addition to the requirements set forth in Section 3(b)(i), supra).”

3.	The following is added to Exhibit A (dated October 20, 2002) of the Agreement as Section A.2 b) (iii):

“(iii) Buy-Out For 68k and ARM target architectures

“Customer may elect to obtain the right to reproduce and distribute an unlimited number of copies of the Run-Time Module, provided, however, that such reproduction and distribution shall be (i) solely for the v5Project (as defined below); (ii) as embedded in a Combination Target Application; and (iii) otherwise in accordance with the terms and conditions of the Agreement. Such rights shall continue unless the Agreement is terminated pursuant to Section 8 (Term and Termination). To obtain such right, Customer shall pay to Wind River [**], in the following payments: [**], with Customer’s check and purchase order provided to Wind River by 5 p.m. PDT on the day immediately following the Amendment Effective Date, and [**]. Upon Customer’s exercise of such “Buy-Out” rights pursuant to this Section A.2 b)(iii), Customer’s payment obligations under Sections A.2 b) (ii) 2 and 3 of this Exhibit shall be extinguished, and the licenses granted

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Wind River – Palm Source Code License and Distribution Agreement

Amendment 2

pursuant to Section 2(b) of the Agreement for the 68k and ARM target architectures shall continue unless the Agreement is terminated in accordance with Section 8 (Term and Termination).”

4.	Section A.3 of Exhibit A (dated October 20, 2002) to the Agreement is deleted in its entirety and replaced with the following:

“PROJECT. The right to use the Software listed in Section A.1 for the license and royalty fees specified in Section A.2 is restricted for use in the Target Applications for Projects described below:

“a)  Initial Project (for development in accordance with Section 2(a) of the Agreement)

Palm Platform – w/Palm OS version 3.x and 4.x and successors (including but not limited to 5.x) on 68k or ARM target architectures

“b)  Follow-on Project (for development in accordance with Section 2(a) of the Agreement)

Palm Platform – w/Palm OS version 3.x and 4.x and successors on x86 target architecture

“c)  v5 Project (for distribution in accordance with Section 2(b) of the Agreement if Customer exercises the option set forth in Section A.2 b) (iii) of this Exhibit)

Palm Platform with Palm OS version 3.x, 4.x and 5.x on the 68k and ARM target architectures

5.	The document attached hereto as Appendix A shall be added to the Agreement as Exhibit A-1.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed by their duly authorized representatives and entered into as of the Amendment Effective Date.

PALMSOURCE, INC.		WIND RIVER SYSTEMS, INC.

By:	/s/ AL WOOD	By:	/s/ DOUGLAS WONG

Name:	Al Wood	Name:	Douglas Wong

Title:	CFO	Title:	Manager, Sales Operations

Date:	7/30/03	Date:	7/30/03

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Wind River – Palm Source Code License and Distribution Agreement

Amendment 2

APPENDIX A

EXHIBIT A-1

WIND RIVER SYSTEMS, INC.

SOURCE CODE LICENSE AND DISTRIBUTION AGREEMENT

A.1    SOFTWARE.

(a)	Source Code Product: Attache Plus TCP/IP/UDP Stack

(b)	Run-Time Module: Attache Plus Run-Time components (e.g., Attache Plus embedded in the NetLib component)

A.2    LICENSE FEES.

For each PalmSource Partner Project, Customer shall pay to Wind River the following License Fee, which shall provide the PalmSource Partner with the right to distribute directly or indirectly an unlimited number of copies of the Attache Plus Target Application to End Users solely as embedded content in a specified PalmSource Partner Project:

•	For PalmSource Partners with which Customer has a then-current license agreement for the Combination Target Application: [**].

•	For PalmSource Partners with which Customer does not have a then-current license agreement for use of the Combination Target Application that enter into an agreement with Customer for a specified PalmSource Partner Project: A one-time license fee of [**], payable to Wind River thirty [**] after the date Customer enters into a binding agreement with such PalmSource Partner for such use of the Attache Plus Target Application.

•	For the avoidance of doubt, Customer will not owe Wind River a license fee or royalty for distribution of the Combination Target Application to current or future Distributors (including Palm OS licensees).

A.3    PROJECT.  The right to use the Software listed in Section A.1 for the license and royalty fees specified in Section A.2 is restricted to use in the Target Application for the Project listed below :

(a)	Project: Development of the Attache Plus Target Application

(b)	Approved CPU (i.e., host operating system): Windows NT

(c)	Approved target architecture: 68k, ARM

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Wind River – Palm Source Code License and Distribution Agreement

Amendment 2

A.4    AUTHORIZED SITE  (Address and building identification): the Source Code shall be securely stored and only used at the below listed Customer facility.

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, CA 94089-1116

U.S.A.

A.5    CUSTOMER CONTACT INFORMATION

(a)	Technical: (For technical matters related to Customer’s use in Target Application)

[**], 1240 Crossman Avenue, Sunnyvale, CA 94080-1116 U.S.A.; (408) 400-1563

(b)	Business/Administrative: (For matters related to reporting usage, payments, administrative matters)

[**], 1240 Crossman Avenue, Sunnyvale, CA 94080-1116 U.S.A.; (408) 400-1555

A.6    ADDRESS FOR NOTICES

To Wind River [**]	To Customer

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their duly authorized representatives and entered into as of the Amendment Effective Date.

AGREED TO: WIND RIVER SYSTEMS, INC.		PALMSOURCE, INC

BY:	/s/ DOUGLAS WONG	BY:	/s/ AL WOOD

NAME:	Douglas Wong	NAME:	Al Wood

TITLE:	Manager, Sales Operations	TITLE:	CFO

DATE:	7/30/03	DATE:	7/30/03

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Wind River – Palm Source Code License and Distribution Agreement

Amendment 2